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                                                                    Exhibit 99.3


                                    CONSENT


     In accordance with Item 401 of Regulation S-K, I, do hereby consent to being named in the Registration Statement to be filed with the Securities and Exchange Commission by HealthExtras, Inc. as a person who is to become a director of HealthExtras, Inc., and the disclosure of that fact in the Registration Statement.



                              By:  /s/ Thomas J. Graf
                                   ----------------------------
                                      Thomas J. Graf



Dated this 26th day of
July, 1999